Exhibit 10.03

SECOND AMENDMENT TO RENEWAL PROMISSORY NOTE
AND LOAN MODIFICATION AGREEMENT

This Second Amendment to Renewal Promissory Note and Loan Modification Agreement (the “Second Amendment”) dated March 3, 2009, amends that certain Renewal Promissory Note dated May 21, 2007, in the original stated amount of $5,579,847.00, executed by Pegasi Energy Resources Corporation, a Texas corporation; (ii) Pegasi Operating Inc., a Texas corporation (“POI”); (iii) TR Rodessa, Inc., a Texas corporation; and (iv) 59 Disposal, Inc., a Texas corporation (each, an "Original Maker”), in favor of Teton, Ltd., a Texas limited partnership (“Payee”).

RECITALS

WHEREAS, each of the Original Makers executed a certain Renewal Promissory Note (the “Original Note”) dated May 21, 2007, in the stated amount of $5,579,847.00, payable to Teton, Ltd., a Texas limited partnership, to evidence their agreement to repay certain working capital loans Teton Ltd. had made to the Original Makers and to their predecessor entities (the “Loan”);

WHEREAS, the Original Note was amended by Amendment to Renewal Promissory Note dated May 21, 2008 (the “First Amendment”), to eliminate a required interest payment.  (The Original Note, as previously amended by the First Amendment, is hereinafter referred to as the “Note”);

WHEREAS, Pegasi Energy Resources Corporation, a Texas corporation (“PERC-TX”), became a wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Nevada corporation f/n/a Maple Mountain Explorations Inc. (“PERC–NV”) in approximately January of 2008; and PERC-NV is now a publicly-traded corporation;

WHEREAS, PERC-NV is executing this Second Amendment to evidence its agreement to repay the Additional Funds (as defined below) and to acknowledge that it is now a co-maker and joint obligor of the Note (PERC-NV, together with the Original Makers, are hereinafter collectively referred to as “Makers”);

WHEREAS, on January 4, 2008, one or more of the Makers made a voluntary partial prepayment of $1,000,000.00 on the Note, which payment was allocated to pay (i) $277,456.00 in interest that had accrued as of such date (thus paying all accrued interest to the date of payment), and (ii) $722,544.00 in outstanding principal.  Consequently, excluding the Additional Funds (as hereinafter defined), the Note’s current outstanding principal balance is $4,857,303.00; and interest has accrued on this amount under the terms of the Note since January 4, 2008;

WHEREAS, the following additional monies (the “Additional Funds”) have been or are being advanced to Makers by Payee and are now part of the Loan:  (i) on August 28, 2007, $10,000.00 was advanced to a third-party accounting firm on Maker’s behalf for accounting services provided to Maker, (ii) on August 30, 2007, $10,000.00 was advanced to Maker/POI for working capital, (iii) on January 13, 2009, $150,000.00 was advanced to Petrocapital on Maker’s behalf for investment advisory services to be provided to Maker/PERC-NV; (iv) on February 23, 2009, $100,000.00 was advanced to Maker/PERC-TX to provide funds to pay amounts due under the Haggard mineral lease; and (v) on the date hereof, $300,000.00 was advanced to Maker/PERV-NC and/or PERC/TX to provide working capital.

WHEREAS, Makers and Payee desire to amend the Note to document the additional advances and to document certain related agreements between Makers and Payee.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Makers and Payee hereby agree as follows:

AGREEMENT

I.

Amendments and Related Agreements

1.           Amendment to Note to Add the Additional Funds.  The Note is hereby amended to confirm that the Additional Funds have been added to the outstanding principal balance of the Loan and shall be repaid under the terms of the Note.  Consequently, the total outstanding principal balance of the Note is now $5,427,303.00, of which (i) $4,857,303.00 is accruing interest at eight percent (8%) per annum from January 4, 2008, and (ii) $570,000.00 in Additional Funds have been advanced and are accruing interest at eight percent (8%) per annum from the date of each additional advance, to-wit:

Date of Advance:	Additional Funds Advanced:

8/28/07	$ 10,000.00
8/30/07	10,000.00
1/13/09	150,000.00
2/23/09	100,000.00
3/3/09	300,000.00
$ 570,000.00

Notwithstanding the foregoing, for the $10,000.00 advances made on 8/28/07 and 8/30/07, interest shall begin to accrue on the date of this Second Amendment; and no interest shall be charged on these Additional Funds for any prior period of time.

2.           Pledge of Assets.  Makers hereby pledge their respective assets to secure repayment of the Loan.  Payee is authorized to file one or more UCC-1 financing statements to reflect such pledge.  Makers also agree to execute all additional documentation deemed necessary by Payee to perfect such pledge, including one or more deeds of trust to establish liens on all of Makers’ real property interests and a pledge agreement whereby PERC-NV pledges 100% of the issued and outstanding stock in PERC-TX.  Failure to execute such documentation on request shall at Payee’s option constitute a default on the Note.  The Loan is hereby amended to provide that the Note is no longer unsecured.

3.           Confirmation of Strike Price stated in the Memorandum of Understanding;  Anti-Dilution Provision.  (a) The parties hereby acknowledge that a Memorandum of Understanding (the “M of O”) dated May 21, 2007, was executed in conjunction with the Loan and that the M of U gave or evidenced Payee’s option (the “Option”) to convert all or a portion of the indebtedness evidenced by the Note into the common stock of PERC-NV.  The M of U also set forth a “strike price” (the “Strike Price”) at which Payee could convert the Note balance into the common stock of PERC-NV (the “Option Shares”); namely, the M of U provided that “[t]he strike price at which Teton may exercise its option shall be the offering price for PERC/Pubco’s stock set forth in the PPM.”

(b)           PERC-NV and Payee hereby confirm that the Strike Price is $1.20 per share for any Option Shares acquired by conversion of the portion of the Note balance that existed prior to the date of this Second Amendment (i.e., $4,857,303.00, plus accrued interest).

(c)           PERC-NV and Payee hereby agree that the Strike Price shall be $1.60 per share for any Option Shares acquired by conversion of the portion of the Note balance that consists of the Additional Funds (i.e., $570,000.00, plus accrued interest).

(d)           PERC-NV agrees not to issue additional stock in PERC-NV without first reaching a definitive agreement with Payee that will protect Payee’s Option from dilution (the “Anti-Dilution Agreement”).  If, between the date of this Second Amendment and the date of exercise of the Option, the outstanding shares of PERC-NV shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Option.

II.

Miscellaneous

1.           Makers expressly acknowledge and agree that except as expressly amended in this Second Amendment, the Note, as previously amended, remains in full force and effect and is ratified and confirmed.  This Second Amendment shall neither extinguish nor constitute a novation of the Note or indebtedness evidenced thereby.

2.           The Note and this Second Amendment were negotiated and executed in Houston, Texas, and the Loan was funded in Texas.  The Loan shall be governed by Texas law.  The parties agree that the exclusive venue for any enforcement action involving the Loan shall be in Harris County, Texas.

3.           The parties covenant and agree as follows:

(1)       The rights and obligations of the parties shall be determined solely from the written “Loan Agreement” (as such term is defined in Section 26.02(a)(2) of the Texas Business and Commerce Code) executed and delivered in connection with the Loan, and any oral agreements between or among the parties are superseded by and merged into the Loan Agreement.

(2)       The Loan Agreement has not been and may not be varied by any oral agreements or discussions that have or may occur before, contemporaneously with, or subsequent thereto.

(3)       THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Executed to be effective as of March 3, 2009.

Makers:		Payee:

Pegasi Energy Resources Corporation, a Nevada corporation f/n/a Maple Mountain Explorations Inc.		Teton, Ltd., a Texas limited partnership By: Notet Corp., a Texas corporation, its general partner

By:	/s/	By:	/s/
	Richard Lindermanis, Senior Vice President and CFO		W.L. Sudderth, Secretary

Pegasi Energy Resources Corporation, a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Nevada corporation f/n/a Maple Mountain Explorations Inc.)

By:	/s/
Richard Lindermanis, Vice President

Pegasi Operating Inc., a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Texas corporation)

By:	/s/
Richard Lindermanis, Vice President

(signatures continued on next page)

TR Rodessa, Inc., a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Texas corporation)

By:	/s/
Richard Lindermanis, Vice President

59 Disposal, Inc., a Texas corporation (and wholly-owned subsidiary of Pegasi Energy Resources Corporation, a Texas corporation)

By:	/s/
Richard Lindermanis, Vice President